UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20 , 2007

STAR ENERGY CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-29323	87-43634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

317 Madison Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 500-5006

(Zip Code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2007, the Company’s Board of Directors elected Patrick J. Kealy as a director of the Company and a member of the Board’s Finance Committee.

Mr. Kealy, joined the Company as its Chief Executive Officer and President on November 16, 2006. Mr. Kealy possesses over 30 years of experience in financial services, including investment management in Russia. Immediately prior to joining the Company, Mr. Kealy served as Chairman of SwissFone International, Ltd, an international long distance service provider, from December 2002 to February 2006. He was also the Chairman of the Board of Telemetrix Inc., a publicly traded company specializing in reselling cellular services, from April 15, 2004 through September 3, 2004. Mr. Kealy held various management positions in investment firms from 1965 to 2002. Mr. Kealy graduated from Notre Dame University in 1965 with a BBA Degree in Finance.

There have been no, and there are no currently proposed, transactions in which the Company was or is to be a participant and in which Mr. Kealy or any related person to Mr. Kealy had or will have a direct or indirect material interest. The terms “transactions,” “related person,” and “direct or indirect material interest” have the meanings afforded those terms under Item 404 of Regulation S-B promulgated by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR ENERGY CORPORATION
Date: November 21, 2007	By: /s/ Michael Kravchenko Michael Kravchenko, Senior Vice President and Chief Financial Officer